CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Offering Statement on Form 1-A of our report dated May 24, 2016 with respect to the audited financial statements of Sigmata Electronics, Inc. as of February 29, 2016 and for the period from January 28, 2016 (Inception) through February 29, 2016.

We also consent to the references to us under the heading “Experts” in such Offering Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 24, 2016